UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2013

NAKED BRAND GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52381	N/A
(State or other	(Commission	(IRS Employer
jurisdiction	File	Identification
of incorporation)	Number)	No.)

2 – 34346 Manufacturers Way, Abbotsford, BC V2S 7M1
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 877.592.4767

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 14, 2013, we entered into an Agency and Interlender Agreement dated November 14, 2013 (the “Agency Agreement”) with Kalamalka Partners Ltd. (“Kalamalka”) and certain lenders, as provided for in the Agency Agreement (the “Lenders”), on whose behalf Kalamalka acted as Agent, whereby we agreed to borrow up to $300,000 (the “Loan”) from the certain Lenders from time to time (the “Loan”), and made an initial drawdown of $100,000 under the Loan.

On November 26, 2013, we drew down an second tranche of $100,000 under the Loan from certain Lenders in accordance with the terms of the Agency Agreement. In connection with the closing of the second tranche of the Loan, we issued: (i) three convertible promissory notes (collectively, the “Notes”) in the aggregate principal amount of $100,000 and (ii) an aggregate of 125,000 share purchase warrants (each, a “Lender Warrant”) to the Lenders. Each Lender Warrant is exercisable into one share of our common stock (each, a “Share”) at a price of $0.10 per Share until November 26, 2016.

Each Note is due on January 31, 2014 (the “Due Date”) and bears interest at the rate of 12% per annum, calculated daily and payable on the Due Date. The principal amount outstanding under any Note, and all accrued but unpaid interest thereon, may be converted into Shares at a price of $0.25 per Share at any time at the option of the respective Lender. Repayment of the Notes is secured by general security agreements dated November 14, 2013, as amended and restated, made by each of our company and our wholly owned subsidiary, Naked Inc., in favour of Kalamalka, as agent for the Lenders.

As consideration for facilitating the second tranche of the Loan, the Company issued an aggregate of 125,000 warrants (each, a “Kalamalka Warrant”) to Kalamalka, with each Kalamalka Warrant exercisable into one Share at a price of $0.10 per Share until November 26, 2016.

We issued the Notes to three Lenders and an aggregate of 250,000 warrants to five warrant holders, all of whom are non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above related to the creation of a direct financial obligation is responsive to this Item 2.03 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above related to the unregistered sales of equity securities is responsive to this Item 3.02 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 29, 2013, Alex McAulay resigned as chief financial officer, secretary and treasurer of our company, and of our wholly-owned subsidiary, Naked Inc. Mr. McAulay will continue to be a director of our company. We are currently reviewing potential candidates to fill these positions. In the interim, our president, Joel Primus, will serve as interim chief financial officer, secretary and treasurer of our company and of Naked Inc.

Item 9.01 Financial Statements and Exhibits.

(d)                     Exhibits

10.1	Agency and Interlender Agreement dated November 14, 2013 (incorporated by reference from our Current Report on Form 8-K, filed with the SEC on November 19, 2013)

10.2	Amended and Restated Security Agreement dated November 14, 2013 (incorporated by reference from our Current Report on Form 8-K, filed with the SEC on November 19, 2013)

10.3	Form of Subscription Agreement for Convertible Notes and Warrants (incorporated by reference from our Current Report on Form 8-K, filed with the SEC on November 19, 2013)

10.4	Form of Warrant Issuance Agreement (incorporated by reference from our Current Report on Form 8-K, filed with the SEC on November 19, 2013)

10.5	Form of Warrant Certificate (incorporated by reference from our Current Report on Form 8-K, filed with the SEC on November 19, 2013)

99.1	News Release of December 2, 2013

99.2	News Release of December 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

“Joel Primus”

Name:    Joel Primus
                President and Chief Executive Officer

Date: December 2, 2013